UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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PowerFleet, Inc.
(Name of Registrant as Specified in Its Charter)

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PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On July 9, 2020

To the Stockholders of PowerFleet, Inc.:

Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of PowerFleet, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) will be held on Thursday, July 9, 2020, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time. Due to the public health impact of COVID-19, we will be holding our Annual Meeting in a virtual meeting format only. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://web.lumiagm.com/209728603. The password for the meeting is power2020 (case sensitive). We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

We have scheduled the Annual Meeting for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote upon the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on May 14, 2020, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. If our principal executive offices are closed at that time due to COVID-19, please email NMavrommatis@powerfleet.com to make alternate arrangements to examine the stockholder list.

Your vote is important. Whether you expect to attend the virtual Annual Meeting or not, please vote your shares by Internet or by mail pursuant to the instructions included on the proxy card or voting instruction card. If you attend the Annual Meeting, you may vote your shares over the Internet, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis
Ned Mavrommatis
Corporate Secretary

Dated: May 28, 2020
Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on July 9, 2020.

The Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as amended by our Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2020) are available through the Internet at https://ir.powerfleet.com/proxy-materials. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

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POWERFLEET, INC.

123 TICE BOULEVARD

WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

Annual Meeting of Stockholders

July 9, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of PowerFleet, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 9, 2020, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. Due to the public health impact of COVID-19, we will be holding our Annual Meeting in a virtual meeting format only. You may attend, vote and submit questions during the Annual Meeting via the Internet at https://web.lumiagm.com/209728603. The password for the meeting is power2020 (case sensitive). We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

The Board is sending the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as amended by our Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020, our “Annual Report”) and proxy card, to its stockholders beginning on or about June 4, 2020. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on July 9, 2020

The Notice, this Proxy Statement and our Annual Report are available through the Internet at https://ir.powerfleet.com/proxy-materials. Under SEC rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on May 14, 2020, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 29,899,110 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. If our principal executive offices are closed at that time due to COVID-19, please email NMavrommatis@powerfleet.com to make alternate arrangements to examine the stockholder list.

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Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) to approve, on an advisory basis, the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our Company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Virtual Meeting Format

Attending and Participating at the Virtual Annual Meeting

Due to the public health impact of COVID-19, we will be holding our Annual Meeting in a virtual meeting format only. If you are a stockholder of record as of the close of business on May 14, 2020, you may attend, vote and ask questions by typing them into the dialog box provided during the meeting by logging into the meeting at https://web.lumiagm.com/209728603. The password for the meeting is power2020 (case sensitive).

Rationale for the Virtual Format

As a part of our precautions relating to COVID-19, we have decided to hold our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual meeting under the current environment will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world and improve our ability to communicate more effectively with our stockholders. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting, to enable us to address appropriate questions at the Annual Meeting.

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Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes “FOR” the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker non-votes are not considered for the purpose of the election of directors.

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The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation. At our 2017 annual meeting of stockholders held on June 15, 2017, we conducted a stockholder advisory vote on the frequency of future stockholders votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such stockholder advisory votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, bank or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to NMavrommatis@powerfleet.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other nominee with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration must be received by AST no later than 5:00 p.m., Eastern Time, on July 6, 2020.

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Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, bank or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

●	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

●	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

●	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;

●	by submitting another proxy bearing a later date; or

●	by attending the virtual Annual Meeting and voting virtually (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, if you were not a registered stockholder of record, but held shares through a broker, bank or other nominee (i.e., in street name), you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, confirming your beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Chris Wolfe, Michael Brodsky, Michael Casey, Charles Frumberg and David Mahlab for election as directors of the Company. If elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2021 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Wolfe, Brodsky, Casey, Frumberg and Mahlab has consented to being named as a nominee and, if elected, to serve as a director. The nominating committee of the Board (the “Nominating Committee”) and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of May 14, 2020, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table. In addition to the five directors nominated for re-election by the holders of our common stock at the Annual Meeting, two directors (the “Series A Directors”) will be elected by the holders of our Series A Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), voting as a separate class. The holders of our common stock do not vote on the election of the Series A Directors. The holders of the Series A Preferred Stock have nominated and intend to re-elect Anders Bjork and elect Medhini Srinivasan as the Series A Directors.

Name	Age	Position(s)
DIRECTORS AND DIRECTOR NOMINEES:
Chris Wolfe	62	Chief Executive Officer and Director
Anders Bjork	46	Series A Director
Michael Brodsky	52	Director and Chairman of the Board
Michael Casey	56	Director
Charles Frumberg	64	Director
David Mahlab	63	Director
Medhini Srinivasan	35	Series A Director Nominee
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES:
Ned Mavrommatis	49	Chief Financial Officer, Treasurer and Corporate Secretary

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Directors and Director Nominees

Chris Wolfe. Mr. Wolfe has served as our Chief Executive Officer since December 2016, as a director of the Company since June 2017 and as a director of the Company’s wholly owned subsidiary, Pointer Telocation Ltd. (“Pointer”), since October 2019. Mr. Wolfe previously served as our Chief Product Officer from August 2016 to December 2016 and as a strategy consultant for the Company from February 2016 to July 2016. From 2000 to 2005, Mr. Wolfe served as the President of Qualcomm Wireless Business Solutions, a division of Qualcomm Incorporated, a Nasdaq-listed company which provides wireless communications products and services. After leaving Qualcomm, Mr. Wolfe founded Americans for Energy Independence, a public awareness non-profit organization, which later merged into the Apollo Alliance. Mr. Wolfe has degrees in Data Processing, Business Management and Technical Education from the University of Akron. He has attended Stanford’s Executive Course and several MBA-level accounting and finance courses at Kent State University and Cleveland State.

Mr. Wolfe’s qualifications to serve on our Board include his years of experience as an executive in the wireless technology and data solutions sector. In addition, Mr. Wolfe’s role as the Chief Executive Officer of the Company and former role as Chief Product Officer of the Company provides the Board with invaluable insight into the management and daily operations of the Company.

Anders Bjork. Mr. Bjork has served as a director of the Company and of Pointer since October 2019. Mr. Bjork is a Partner at ABRY Partners, a private equity investment firm, which he joined in February 2017. Prior to joining ABRY Partners, he was a Principal at Fir Tree Partners, a private investment firm, from May 2014 to February 2017. He has also worked for private investment firms Guggenheim Partners and VSS and previously led corporate development at information services company IHS Markit. Mr. Bjork holds a B.S., with honors, from the University of Denver, an M.S.F. from the Daniels College of Business at the University of Denver, and an M.B.A. from the Wharton School at the University of Pennsylvania.

With Mr. Bjork’s many years of experience as an investment professional, he brings significant financial and capital markets expertise as well as a professional investor’s perspective to the Board. Mr. Bjork also possesses management experience through the leadership roles he has held at various investment firms and at a global information services company. We believe Mr. Bjork’s expertise in finance and capital markets and his business and management experience enable him to be an effective contributing member of the Board.

Michael Brodsky. Mr. Brodsky has served as a director of the Company since June 2014, as Chairman of the Board since December 2016 and as a director of Pointer since October 2019. Previously, Mr. Brodsky was the Lead Director of the Board from June 2014 until December 2016. Mr. Brodsky is the Managing Partner of Vajra Asset Management, LLC, an investment firm. Mr. Brodsky has served as the Chairman of the Board of Determine, Inc. (Nasdaq: DTRM), a provider of contract management, procurement and sourcing software that is headquartered in Carmel, Indiana, since August 2013 until its sale in April 2019. He served on its board of directors from October 2010 until April 2019 and served as its Chief Executive Officer from August 2013 until December 2013. He also served as the Chairman of the Board of Trans World Corporation (OTCQB: TWOC), an owner and operator of hotels and casinos throughout Europe that is headquartered in New York City, from June 2014 until its sale in March 2018 and as a director from September 2013 until March 2018. Since June 2012, he has served on the board of directors of Genesis Land Development Corporation (TSX: GDC), a residential land developer and homebuilder based in Calgary, Canada. Mr. Brodsky also served on the board of directors of Los Angeles-based Spark Networks, Inc. (AMEX: LOV), a collection of niche-oriented community websites, from November 2015 until its sale in November 2017. From February 2015 until its sale in July 2015, Mr. Brodsky also served on the board of directors of JPS Industries, Inc. (formerly OTCPK: JPST), a manufacturer of urethane film, sheet, tubing, and other highly-engineered components which is headquartered in Greenville, South Carolina. From February 2013 until July 2014, he was a member of the board of directors of AltiGen Communications, Inc. (OTCPK: ATGN), a provider of Voice over Internet Protocol (VoIP) phone systems and call center solutions based in San Jose, California. Previously, he was a member of the board of directors and served as the President, Chief Executive Officer and Executive Chairman of Youbet.com, Inc. (formerly Nasdaq: UBET), an online horse racing wagering provider based in Woodland Hills, California. Following the June 2010 acquisition of Youbet.com, Inc. by Churchill Downs Incorporated (Nasdaq: CHDN), an industry-leading racing, gaming and online entertainment company headquartered in Louisville, Kentucky, Mr. Brodsky served on the board of directors of Churchill Downs until April 2012. From 2005 to 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm.

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Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience as a member of the board of directors of various companies enable him to be an effective contributing member of the Board.

Michael Casey. Mr. Casey has served as a director of the Company since September 2016 and as a director of Pointer since October 2019. Mr. Casey served on the board of directors and as a member of the nominating/corporate governance committee and as chairperson of the audit committee for Determine, Inc. from 2010 until its acquisition in April 2019 and has served as the Chairman of the Board of Determine, Inc. since April 2019. Mr. Casey also serves on the board of directors of Revegy, Inc., a privately held software business. Since 2006, Mr. Casey has been a partner at TechCXO, LLC, a professional services firm that provides financial, strategic and operational consulting services to businesses in the technology industry. Mr. Casey’s prior experience includes having served as chief financial officer for MAPICS, Inc., a publicly traded provider of enterprise resource planning software for the discrete manufacturing industries. Previously, Mr. Casey served as executive vice president, chief financial and administrative officer of iXL Enterprises, Inc., a publicly traded professional services firm, chief financial officer of Manhattan Associates, Inc., a publicly traded provider of supply chain execution solutions, and chief financial officer of IQ Software Corporation, a publicly traded provider of business intelligence software. Mr. Casey began his career as a CPA with Arthur Andersen & Co. and holds a B.B.A. degree in accounting from The University of Georgia.

Mr. Casey possesses extensive business, operating and executive expertise. Mr. Casey’s experience includes more than twelve years of service as the chief financial officer of several publicly traded software and services companies. In addition, Mr. Casey has served in various executive management roles, including as chief financial officer and chief operating officer, and as an advisor for software businesses in the asset performance management, supply chain and business intelligence and analytics sectors. We believe Mr. Casey’s management and leadership skills and experience with software businesses enable him to be an effective contributing member of the Board

Charles Frumberg. Mr. Frumberg has served as a director of the Company since July 2018 and as a director of Pointer since October 2019. Mr. Frumberg has been the Managing Member of Emancipation Capital, a technology-focused group of funds, since its inception in 2003. Before founding Emancipation Capital, Mr. Frumberg served as Co-Head of Equities at SG Cowen Securities Corp. (“SG Cowen”), a leading technology and healthcare investment bank, and was a member of SG Cowen’s merchant banking and venture committees. Previously, Mr. Frumberg led U.S. Research and served as Co-Head of Global Research at UBS Securities, an investment bank, and served on its management and merchant banking committees. Mr. Frumberg has served as a member of the board of directors of multiple public and private technology companies. Mr. Frumberg earned a B.S. degree in economics at New York University and attended New York University’s Stern School of Business as part of its B.S./MBA program.

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Mr. Frumberg possesses extensive business, operating and executive expertise. Having served on the boards of many technology companies, Mr. Frumberg has extensive industry and technology expertise. As the managing member of Emancipation Capital and through his executive roles as various investment banks, Mr. Frumberg also possesses significant financial and capital markets experience. We believe Mr. Frumberg’s management skills and experience with technology companies and investment banks enable him to be an effective contributing member of the Board.

David Mahlab. Mr. Mahlab has served as a director of the Company and a director of the Company’s wholly owned subsidiaries, PowerFleet Israel Ltd. (“PowerFleet Israel”) and Pointer, since October 2019. Mr. Mahlab previously served as Chief Executive Officer International of the Company from October 2019 until January 2020, as the President and Chief Executive Officer of Pointer Telocation Ltd. (“Pointer”) from February 1, 2011 until its acquisition by the Company in October 2019 and as the Chief Executive Officer International of Pointer from October 2019 until January 2020. Mr. Mahlab is the co-founder of Scopus Video Networks, a provider of digital video networking products, where he served as both its Chief Executive Officer from 1995 until January 2007 and the chairman of its board of directors from January 2007 until March 2009. Mr. Mahlab holds a BSc. and a MSc. in Electrical Engineering from the Technion-Israel Institute of Technology, an MBA from Tel Aviv University and LLB from Tel Aviv University.

Mr. Mahlab possesses over twenty years of experience serving as the chief executive of companies in the telematics and telecommunications technology sectors. In particular, as the former President and Chief Executive Officer of Pointer, Mr. Mahlab brings a unique perspective, including insight into Pointer’s operations, to the Board. We believe Mr. Mahlab’s management experience and industry expertise enable him to be an effective contributing member of the Board.

Medhini Srinivasan. Ms. Srinivasan is a Principal at ABRY Partners, a private equity investment firm, which she joined in 2016. Prior to joining ABRY Partners, she served as Vice President at Moelis Capital Partners, a private equity firm, from 2012 to 2015. She has also worked for The Edgewater Funds and J.P. Morgan. Ms. Srinivasan holds an M.B.A. with Honors from The Wharton School at the University of Pennsylvania and a B.B.A. with High Distinction from the Stephen M. Ross School of Business at the University of Michigan.

With her many years of experience as an investment professional, Ms. Srinivasan brings significant financial and capital markets expertise as well as a professional investor’s perspective to the Board. We believe Ms. Srinivasan’s expertise in finance and capital markets and her business and investment experience enable her to be an effective contributing member of the Board.

Executive Officers

Chris Wolfe. See narrative description under the caption “Directors and Director Nominees” above.

Ned Mavrommatis. Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August 1999, as our Treasurer since June 2001 and as our Corporate Secretary since November 2003. Mr. Mavrommatis also serves on the board of directors of PowerFleet Israel and is the Managing Director of our wholly owned subsidiaries, PowerFleet GmbH and PowerFleet Systems Ltd. In addition, Mr. Mavrommatis currently serves on the board of directors of Duos Technologies Group, Inc. (Nasdaq: DUOT), a provider of intelligent analytical technology solutions. Prior to joining us, Mr. Mavrommatis worked in public accounting at the firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, director nominees or executive officers, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) and Federated Heartland, Inc. (“Federated Heartland”) from October 2010 until his resignation from Federated and Federated Heartland, effective March 1, 2012. On February 28, 2012, each of Federated and Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

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CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are seven members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Board Composition

On October 3, 2019, we completed the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, Inc. (“I.D. Systems”), the Company, Pointer, PowerFleet Israel Ltd. (f/k/a Powerfleet Israel Holding Company Ltd.) and Powerfleet Israel Acquisition Company Ltd., and the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 thereto dated as of May 16, 2019, Amendment No. 2 thereto dated as of June 27, 2019, Amendment No. 3 thereto dated as of October 3, 2019 and Amendment No. 4 thereto dated as of May 13, 2020 (the “Investment Agreement”), by and among I.D. Systems, the Company, PowerFleet US Acquisition Inc., and ABRY Senior Equity V, L.P. (“ASE”), ABRY Senior Equity Co-Investment Fund V, L.P. (“ASECF”) and ABRY Investment Partnership, L.P. (together with ASE and ASECF, the “Investors”), affiliates of ABRY Partners II, LLC. Pursuant to the terms of the Investment Agreement, the size of the Board was increased to seven directors and each of our current directors was appointed to the Board.

In addition, in connection with the completion of the Transactions, we amended and restated our certificate of incorporation (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation provides that so long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of our common stock, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two directors to the Board and any committee or subcommittee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of our common stock, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one director to the Board. For so long as any shares of Series A Preferred Stock remain outstanding and there are no directors on the Board that were elected by the holders of Series A Preferred Stock, voting as a separate class, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of the Board and committees and subcommittees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee. The holders of our Series A Preferred Stock have nominated and intend to re-elect Anders Bjork and elect Medhini Srinivasan as the Series A Directors.

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Director Independence

Our Board has determined that, with the exception of Messrs. Wolfe and Mahlab, each of our current directors, director nominees and Kenneth Brakebill and Christopher Formant, who served as directors of I.D. Systems until October 3, 2019, satisfies the current “independent director” standards established by the Nasdaq Rules and, as to the members of the audit committee of our Board (the “Audit Committee”), the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee is composed of Messrs. Casey, Brodsky and Frumberg, each of whom is an independent director in accordance with Nasdaq Rule 5605(c). The compensation committee of the Board (the “Compensation Committee”) is composed of Messrs. Bjork, Casey and Frumberg, each of whom is an independent director in accordance with Nasdaq Rule 5605(d). The Nominating Committee of the Board is composed of Messrs. Brodsky, Bjork and Frumberg, each of whom is independent in accordance with Nasdaq Rule 5605(e).

Board Leadership Structure

We currently separate the roles of the Chairman of the Board and Chief Executive Officer. Our Chief Executive Officer sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the Chief Executive Officer. The separation of the roles of Chairman and Chief Executive Officer allows our independent Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee responsibilities, investor engagement and outreach on governance matters, and our Chief Executive Officer to focus his attention on our business and execution of our Company’s strategy. While the Board believes that this leadership structure is the most effective for the Company at this time, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for the Company and our stockholders.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. The separation of the Chairman and Chief Executive Officer positions aids in the Board’s oversight of management, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

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Board and Committee Meetings

From January 1, 2019 until the completion of the Transactions on October 3, 2019, the I.D. Systems Board held 8 meetings and took action by unanimous written consent on 9 occasions. From October 3, 2019 to December 31, 2019, the PowerFleet Board held 2 meetings and took action by unanimous written consent on 1 occasion. Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during the period in which such individual served as a director in 2019.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Casey, Brodsky and Frumberg, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Casey serves as the audit committee financial expert. Mr. Casey also serves as the Chairman of the Audit Committee.

From January 1, 2019 until the completion of the Transactions on October 3, 2019, the Audit Committee of the I.D. Systems Board held 4 meetings. From October 3, 2019 to December 31, 2019, the Audit Committee of the PowerFleet Board held 3 meetings.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/board-committees. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (iii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 22 of this Proxy Statement.

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Compensation Committee

The Compensation Committee is composed of Messrs. Bjork, Casey and Frumberg, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Bjork serves as the Chairman of the Compensation Committee.

From January 1, 2019 until the completion of the Transactions on October 3, 2019, the Compensation Committee of the I.D. Systems Board held 2 meetings and took action by unanimous written consent on 2 occasions. From October 3, 2019 to December 31, 2019, the Compensation Committee of the PowerFleet Board took action by unanimous written consent on 1 occasion.

The Compensation Committee recommends to the Board for its approval our executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/board-committees. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval our director and officer compensation plans, policies and programs. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chief Executive Officer, if any) of our Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process. Compensation Committee meetings typically involve a preliminary discussion with our Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chief Executive Officer), the Compensation Committee considers the recommendations of our Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Nominating Committee

The Nominating Committee is composed of Messrs. Brodsky, Bjork and Frumberg, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Brodsky serves as the Chairman of the Nominating Committee.

The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2019.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/board-committees. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

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Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board and nominees for the Series A Directors to be elected by holders of our Series A Preferred Stock. These guidelines provide that a nomination must be delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. As this is the first annual meeting of PowerFleet, the date of the preceding year’s annual meeting is deemed to be June 14, 2020. In no event will the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice as to any other business that a stockholder proposes to bring before the meeting, as set forth in our bylaws, if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and (iv) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Company for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Company, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

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Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Nominating Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

●	a review of the information provided to the Nominating Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. With respect to the directors to be elected at the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

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Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

On August 1, 2017, the Board adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $119,000, which includes a cash retainer of $59,000 and restricted stock grants with an economic value of approximately $60,000. The cash retainer may be paid, at each director’s election, in cash or in restricted shares of our common stock. Each of Messrs. Bjork and Hunt, as the Series A Directors, agreed to waive participation in the Company’s non-employee director compensation program. Each of the non-employee directors, other than the Series A Directors, elected to be paid his retainer for 2019 in restricted shares of our common stock. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of our common stock on the Nasdaq Global Market over a twenty (20) consecutive trading day period prior to approval by the Board of such grants.

The Chairman of the Board and the chairperson of each of the committees of the Board are also entitled to a supplemental retainer, which may be paid, at each director’s election, in cash or in restricted shares of our common stock. Specifically, the Chairman of the Board receives an additional $36,000 per year of service; the chairperson of the Audit Committee receives an additional $18,000 per year of service; the chairperson of the Compensation Committee receives an additional $12,000 per year of service; and the chairperson of the Nominating Committee receives an additional $10,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a payment of $1,000 or $500; however, the directors maintain discretion to waive, and have on occasion agreed to waive, those additional meeting fees. Each of the non-employee directors, other than the Series A Directors, elected to be paid his supplemental retainer in 2019 in restricted shares of our common stock.

Our non-employee directors are entitled to participate in the Company’s 2018 Incentive Plan (the “2018 Plan”). Non-employee directors are eligible to be awarded non-qualified stock options, shares of restricted stock, stock appreciation rights and other awards under the 2018 Plan. A recipient of restricted stock under the 2018 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

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During the fiscal year ended December 31, 2019, each of Kenneth Brakebill, Michael Brodsky, Michael Casey, Christopher Formant and Charles Frumberg was awarded an aggregate of 24,185, 29,060, 25,685, 24,560 and 22,310 restricted shares of common stock, respectively, in consideration for his services as a director of the Company. All of these awards were made pursuant to the 2018 Plan. Each of the restricted stock awards granted to Messrs. Brakebill, Brodsky, Casey, Formant and Frumberg were granted on June 27, 2019. All such restricted stock awards vest as to 100% of such shares on the first anniversary of the date of grant, provided that the non-employee director is then serving as a director of the Company. Each of Messrs. Bjork and Hunt, as the Series A Directors, agreed to waive participation in the Company’s 2018 Plan and did not receive any compensation for their service as directors during the fiscal year ended December 31, 2019.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(1)(3)(4)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)	Total ($)
Anders Bjork(6)	-	-	-	-
Kenneth Brakebill	$69,000	$64,681	-	$133,681
Michael Brodsky	$95,000	$64,681	-	$159,681
Michael Casey	$77,000	$64,681	-	$141,681
Christopher Formant	$71,000	$64,681	-	$135,681
Charles Frumberg	$59,000	$64,681	-	$123,681
John Hunt(6)	-	-	-	-

(1)	The amount under this column with respect to each of Kenneth Brakebill, Michael Brodsky, Michael Casey, Christopher Formant and Charles Frumberg reflects the dollar amount of fees for which such non-employee director elected to be paid in restricted shares of our common stock in lieu of cash, which shares were issued under the 2018 Plan on June 27, 2019. The number of restricted shares issued to each such non-employee director in lieu of cash was calculated based on the average of the reported closing price per share of our common stock on the Nasdaq Global Market over a twenty (20) consecutive trading day period prior to approval by the Board of such grants. Messrs. Brakebill, Brodsky, Casey, Formant and Frumberg were granted 12,936, 17,811, 14,436, 13,311 and 11,061 restricted shares of our common stock, respectively, in lieu of cash, the aggregate grant date fair value of which, computed in accordance with ASC 718, disregarding any service-based vesting conditions, is $74,383, $102,411, $83,007, $76,539 and $63,603, respectively.

(2)	The amounts under this column reflect the sum of the aggregate grant date fair value of 11,249 restricted shares of our common stock granted to each of Kenneth Brakebill, Michael Brodsky, Michael Casey, Christopher Formant and Charles Frumberg under the 2018 Plan on June 27, 2019, each computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 11 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report. The amounts set forth under this column do not include the restricted shares of common stock granted in lieu of cash for fees set forth under the column “Fees Earned or Paid in Cash.”

(3)	Each of the restricted stock awards granted to Messrs. Brakebill, Brodsky, Casey, Formant and Frumberg will vest in full on June 27, 2020, provided that such non-employee director is then serving as a director of the Company on such date. As Kenneth Brakebill and Christopher Formant resigned as directors of the Company upon the completion of the Transactions on October 3, 2019, Messrs. Brakebill and Formant forfeited 17,758 shares and 18,033 shares of their restricted stock awards, respectively, representing a pro rata portion of such awards

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(4)	At December 31, 2019, Michael Brodsky held 29,060 shares of unvested restricted stock, Michael Casey held 25,685 shares of unvested restricted stock, Charles Frumberg held 22,310 shares of unvested restricted stock, and neither Anders Bjork nor John Hunt held any shares of unvested restricted stock. As Kenneth Brakebill and Christopher Formant resigned as directors of the Company prior to December 31, 2019, they did not hold any shares of unvested restricted stock at December 31, 2019.

(5)	At December 31, 2019, each of Kenneth Brakebill, Michael Casey and Charles Frumberg held options to purchase 45,000 shares of our common stock, Michael Brodsky held options to purchase 95,000 shares of our common stock, and Christopher Formant held options to purchase 11,250 shares of our common stock. Neither Anders Bjork nor John Hunt held any options to purchase shares of our common stock at December 31, 2019.

(6)	Anders Bjork and John Hunt did not receive any compensation for their service as directors during the fiscal year ended December 31, 2019.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o PowerFleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Executive Officer International, Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer. A copy of our Code of Ethics can be found on our website at www.powerfleet.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: PowerFleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market LLC, on our website.

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Certain Relationships and Related Transactions

Our policy prohibits conflicts between the interests of our employees, officers and directors and our company. A conflict of interest exists when an employee, officer, or director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of our company and our stockholders, the Audit Committee may grant waivers to employees, officers and directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by our Board. This policy is included in our Code of Business Conduct and Ethics for Employees, Officers and Directors.

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Except as described below, since January 1, 2018, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of May 14, 2020, our common stock is the Company’s only class of voting securities.

Investment and Transaction Agreement

On March 13, 2019, we entered into the Investment Agreement pursuant to which, on October 3, 2019, we issued and sold to the Investors (i) 50,000 shares of our Series A Preferred Stock for an aggregate purchase price of $50,000,000, and (ii) convertible unsecured promissory notes in the aggregate principal amount of $5,000,000 (the “Original Notes”). On May 13, 2020, the Company and the Investors amended and restated the Original Notes (as amended and restated, the “Notes”) to, among other things, (i) remove the conversion feature of the Original Notes, (ii) provide for certain mandatory prepayment obligations of the Company on or following October 1, 2020, and (iii) extend the maturity date of the Notes to March 31, 2021. The Notes bear interest at 10% per annum and may be prepaid in full subject to a prepayment premium. The net proceeds from the issuance and sale of the 50,000 shares of Series A Preferred Stock were used to fund our acquisition of Pointer. A portion of the proceeds from the Original Notes were used to pay expenses related to such acquisition and the remaining proceeds may be used for general corporate purposes. As a result of the issuance of the shares of Series A Preferred Stock to the Investors, ASE and ABRY Senior Equity Holdings V, LLC, a Delaware limited liability company (“ASEH”), became beneficial owners of more than 5% of our outstanding common stock. As of May 14, 2020, the aggregate amount outstanding under the Notes was $5,312,500.

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REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2019 and met with both management and Ernst & Young LLP to discuss those financial statements and Ernst & Young LLP’s related opinion.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2019, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Audit Committee:

Michael Casey, Chairperson

Michael Brodsky

Charles Frumberg

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2019, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the following individuals who are considered “named executive officers,” under applicable rules and regulations of the SEC, each of whom is sometimes referred to in this Proxy Statement as a “Named Executive Officer:” (i) Chris Wolfe, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2019, (ii) Ned Mavrommatis, who served as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2019, and (iii) David Mahlab, who served as the Company’s Chief Executive Officer International during the fiscal year ended December 31, 2019 since October 3, 2019, the date the Company completed the Transactions. Following the accounting treatment of the Transactions, I.D. Systems was determined to be the accounting acquirer. As a result, for Messrs. Wolfe and Mavrommatis, who were executives of I.D. Systems prior to the completion of the Transactions, the following discussion and compensation tables reflect compensation related to their service with I.D. Systems and the Company during all of 2019. For Mr. Mahlab, who served as an executive officer of Pointer prior to the completion of the Transactions, the compensation presented includes only compensation related to his service as an executive of the Company (i.e., from October 3, 2019 through December 31, 2019).

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2018 annual meeting held on June 14, 2018, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

●	attracting and retaining talented and experienced executives;
●	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;
●	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and
●	providing a competitive compensation package which rewards achievement of our goals.

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Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus and in some cases, such as our long-term incentive plans adopted in prior years, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the compensation committee of the Board (the “Compensation Committee”); and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chief Executive Officer) recommended by our Chief Executive Officer, and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2018 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

Elements of Executive Officer Compensation

Base Salary. We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. Effective as of January 1, 2019, the annual base salary of Ned Mavrommatis, our Chief Financial Officer, was increased to $300,000. The Company continues to focus on pay-for-performance structure, which is discussed below.

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Cash Incentive Bonus Programs. The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of Messrs. Wolfe and Mavrommatis was eligible to receive a cash incentive bonus under our Executive Incentive Plan (“EIP”) for the fiscal year ended December 31, 2019, which is discussed below. Due to the timing of Mr. Mahlab’s appointment as an executive officer of the Company, he did not participate in the EIP for 2019 and received a bonus under Pointer’s historical executive bonus plan.

Executive Incentive Plan. On January 30, 2019, the Compensation Committee approved the EIP for 2019. The objectives of the EIP are to align the interests of all employees with the Company’s performance goals. The EIP focuses on rewarding executives for the achievement of financial objectives with competitive financial incentives and provides a systemic plan for establishing definitive performance goals. Under the EIP for 2019, the Company’s performance goals are based on (i) revenue growth and (ii) “adjusted EBITDA,” which for these purposes is defined as the earnings before interest, taxes, depreciation and amortization, excluding acquisition-related expenses, foreign currency translation and one-time extraordinary expenses that are approved by the Compensation Committee. Executives are eligible to be awarded cash bonus compensation based on the Company’s annual and quarterly results with respect to revenue growth and adjusted EBITDA.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth and adjusted EBITDA. The target award under the EIP for 2019, which is calculated as a percentage of base salary, for Chris Wolfe was set at 100% of his base salary and for Ned Mavrommatis was set at 75% of his base salary.

Named Executive Officer	Target Award Percentage
Chris Wolfe	100%
Ned Mavrommatis	75%

The maximum aggregate amount of the Quarterly Bonuses and the Annual Bonus (each, as defined below) for each executive is 300% of the target award for such executive.

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2019 Quarterly Bonuses. Thirty percent of the executive’s bonus under the EIP for 2019 was based on quarterly revenue and adjusted EBITDA targets (such portion, the “Quarterly Bonus”). For 2019, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s quarterly revenues (the “Quarterly Revenues”) were required to equal or exceed dollar amounts ranging from $11.4 million to $18.3 million and the Company’s quarterly adjusted EBITDA (the “Quarterly Adjusted EBITDA”) was required to equal or exceed dollar amounts ranging from $(1.6) million to $1.1 million (each, the “Quarterly Target Amount”) in order for the executives to receive their Quarterly Bonus. For each of the first two quarters of the fiscal year, if the Quarterly Revenues were equal to at least 90% of the respective Quarterly Target Amount and the Quarterly Adjusted EBITDA was equal to at least 50% of the respective Quarterly Target Amount, the executive would be entitled to receive 15% of the target award for such executive. If either the Quarterly Revenues for any quarter did not equal or exceed 90% of the respective Quarterly Target Amount for such quarter or the Quarterly Adjusted EBITDA for any quarter did not equal or exceed 50% of the respective Quarterly Target Amount for such quarter, the executive would not be entitled to receive any bonus for such quarter. In the event that both the Quarterly Revenues and the Quarterly Adjusted EBITDA for any quarter exceeded the Quarterly Target Amount for such quarter, the executives would not be entitled to receive any additional bonus; however, the cumulative Quarterly Revenues and Quarterly Adjusted EBITDA for all four quarters would be considered for calculating the Annual Revenues (as defined below) for purposes of determining the Annual Bonus.

Any Quarterly Bonuses for any fiscal quarter are payable to the executives after completion of the Company’s financial statements for such quarter. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Quarterly Revenues and the Quarterly Adjusted EBITDA for each of the quarters during the fiscal year ended December 31, 2019, each of Chris Wolfe and Ned Mavrommatis received Quarterly Bonuses under the EIP for 2019 in the aggregate amount of $48,750 and $33,750, respectively.

2019 Annual Bonus. Seventy percent of the executive’s bonus under the EIP for 2019 was based on annual revenue and adjusted EBITDA targets (such portion, the “Annual Bonus”). For 2019, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s annual revenues (the “Annual Revenues”) were required to equal or exceed $62.2 million and the Company’s annual adjusted EBITDA (the “Annual Adjusted EBITDA”) was required to equal or exceed $1.3 million (each, the “Annual Target Amount”) in order for the executives to receive their Annual Bonus. If the Annual Revenues were equal to 90% of the Annual Target Amount and the Annual Adjusted EBITDA was equal to 50% of the Annual Target Amount, the executive would be entitled to receive 70% of the target award for such executive. If either the Annual Revenues did not equal or exceed 90% of the respective Annual Target Amount or the Annual Adjusted EBITDA did not equal or exceed 50% of the respective Annual Target Amount, the executive would not be entitled to receive any Annual Bonus.

Any Annual Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Annual Revenues and the Annual Adjusted EBITDA for the fiscal year ended December 31, 2019, neither Chris Wolfe nor Ned Mavrommatis received an Annual Bonus under the EIP for 2019.

Equity Compensation. We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee and the Board, although, as noted, the Compensation Committee and the Board do consider the recommendations of our Chief Executive Officer in setting the compensation of our other executive officers.

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The number of restricted shares of our common stock and options to purchase our common stock granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits. Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

Benefits. The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plans, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites. Certain of our Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the “Summary Compensation Table” below. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at companies with comparable revenue and market capitalization in the same M2M industry as the Company. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. While the Compensation Committee refers to information with respect to this peer group for purposes of determining compensation of the executive officers, it does not benchmark compensation for the Named Executive Officers against the peer group.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

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Employment Agreements

David Mahlab entered into an employment agreement with Pointer dated February 2, 2011, which provided Mr. Mahlab with certain severance and related benefits to be paid upon the termination of his services with Pointer. David Mahlab retired from his role as Chief Executive Officer International of the Company effective as of January 31, 2020 and in connection with such retirement, the Company and Pointer entered into a Termination of Employment by Mutual Consent Agreement dated December 11, 2019 with Mr. Mahlab (the “Termination Agreement”) reflecting the terms and conditions of Mr. Mahlab’s transition from his role and providing for the termination of employment under Mr. Mahlab’s employment agreement.

The Company has not entered into employment agreements with Messrs. Wolfe or Mavrommatis, who serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

The Company is a party to severance agreements with each of Messrs. Wolfe and Mavrommatis, which provide each such executive with certain severance and change in control benefits upon the occurrence of certain events.

The severance agreement with Mr. Wolfe provides Mr. Wolfe with certain severance and change in control benefits upon the occurrence of a “Trigger Event,” which will have occurred if the Company terminates Mr. Wolfe without cause, or upon the occurrence of a “Change in Control Trigger Event,” which will have occurred if the Company terminates Mr. Wolfe without cause or Mr. Wolfe resigns for good reason, each within six months following a change in control event (as defined in the severance agreement). Under the terms of the severance agreement with Mr. Wolfe, subject to Mr. Wolfe’s delivery of a general release to the Company, Mr. Wolfe is entitled to the following: (i) cash payments either (A) at the rate of Mr. Wolfe’s annual base salary, in the case of a Trigger Event, or (B) at twice the rate of Mr. Wolfe’s annual base salary, in the event of a Change in Control Trigger Event, in each case, as in effect immediately prior to such Trigger Event or Change in Control Trigger Event, as the case may be, for a period of 12 months, made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of Mr. Wolfe’s healthcare continuation payments under COBRA for the 12-month severance period, provided that Mr. Wolfe timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of Mr. Wolfe previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s equity incentive plans will continue to govern acceleration of vesting in the event of a change of control as defined in such plan); and (iv) in the event of a Change in Control Trigger Event, a pro rata portion of any bonus that would have been payable to Mr. Wolfe with respect to the year of termination based on the achievement of predetermined objectives used to determine the Company’s performance.

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The severance agreement with Mr. Mavrommatis provides Mr. Mavrommatis with certain severance and change in control benefits upon the occurrence of a “Trigger Event,” which will have occurred if the Company terminates Mr. Mavrommatis without cause or Mr. Mavrommatis resigns for good reason within six months following a change in control event (as defined in the severance agreement). Under the terms of the severance agreements with Mr. Mavrommatis, subject to Mr. Mavrommatis’s delivery of a general release to the Company, Mr. Mavrommatis is entitled to the following: (i) cash payments at the rate of his annual base salary as in effect immediately prior to the Trigger Event for a period of 12 months, made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of his healthcare continuation payments under COBRA for the 12-month severance period, provided that Mr. Mavrommatis timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; and (iii) partial accelerated vesting of his previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s equity incentive plans will continue to govern acceleration of vesting in the event of a change of control as defined in such plan).

As a condition to the Company’s obligations under the severance agreements, each of Messrs. Wolfe and Mavrommatis is required to execute and deliver to the Company a restrictive covenants agreement containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the applicable severance period.

On December 11, 2019, in connection with Mr. Mahlab’s retirement from his role as Chief Executive Officer International of the Company, the Company and Pointer entered into the Termination Agreement with Mr. Mahlab. The Termination Agreement provides that during the notice period between January 31, 2020 and June 10, 2021 (the “Notice Period”), Mr. Mahlab will continue to receive his salary and all benefits to which he is entitled under the terms of his employment agreement. In addition, all unvested restricted stock, stock options and restricted stock units previously granted to Mr. Mahlab will become fully vested as of January 31, 2020 and all of Mr. Mahlab’s outstanding options will remain exercisable for a period of 30 months following January 31, 2020. In consideration for the benefits under the Termination Agreement, Mr. Mahlab agreed to various provisions, including a general release of claims against the Company and an agreement to vote all securities he holds in the Company and its subsidiaries in favor of any sale involving certain subsidiaries of the Company.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the years ended December 31, 2019, 2018 and 2017 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
Chris Wolfe,	2019	325,000		—	336,135		832,880	48,750		10,776	1,553,541
Chief Executive Officer	2018	303,125	(5)	46,869	525,707		—	43,500		12,087	931,288
	2017	290,000		—	—		—	87,000		11,290	388,290
Ned Mavrommatis,	2019	300,000	(6)	—	220,201		543,314	33,750		29,403	1,126,668
Chief Financial Officer,	2018	283,250		26,858	400,539		—	28,467		31,415	770,529
Treasurer and Corporate Secretary	2017	283,250	(7)	—	104,960	(7)	105,500	56,933		39,654	590,297
David Mahlab,	2019	83,037		—	281,584		484,918	—	(9)	32,717	882,256
Chief Executive Officer International (8)

(1)	The dollar amount shown under the heading “Bonus” with respect to each of Chris Wolfe and Ned Mavrommatis for 2018 represents discretionary cash bonuses earned for 2018 in the amounts of $46,869 and $26,858, respectively, that were approved by the Board and paid in 2019.

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(2)	The dollar amount shown under the headings “Stock Awards” and “Option Awards” with respect to each of the Named Executive Officers for the fiscal years ended December 31, 2019, 2018 and 2017 reflect the aggregate grant date fair value of restricted stock and option awards granted in the fiscal year indicated, computed in accordance with ASC 718, disregarding service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 11 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report.

(3)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” (i) for each of Chris Wolfe and Ned Mavrommatis for 2019 represents bonus earned for such fiscal year pursuant to the Executive Incentive Plan for 2019, (ii) for each of Chris Wolfe and Ned Mavrommatis for 2018 represents bonus earned for such fiscal year pursuant to the Executive Incentive Plan for 2018, and (iii) for each of Chris Wolfe and Ned Mavrommatis for 2017 represents bonus earned for such fiscal year pursuant to the Executive Incentive Plan for 2017.

(4)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our Named Executive Officers for automobile allowance and related expenses, health insurance premiums and, with respect to David Mahlab, payments mandated by Israeli law to advanced education funds, managers’ insurance and pension funds, vacation pay and recuperation pay (the “Social Benefit Payments”). The automobile allowance and related expenses for 2019 for each of Ned Mavrommatis and David Mahlab were $13,188 and $11,013, respectively; the health insurance premiums for 2019 for each of Chris Wolfe and Ned Mavrommatis were $10,776 and $16,215, respectively; and the Social Benefit Payments for 2019 for David Mahlab were $21,704. The automobile allowance and related expenses for 2018 for Ned Mavrommatis was $13,188; and the health insurance premiums for 2018 for each of Chris Wolfe and Ned Mavrommatis were $12,087 and $18,227, respectively. The automobile allowance and related expenses for 2017 for Ned Mavrommatis was $22,475; and the health insurance premiums for 2017 for each of Chris Wolfe and Ned Mavrommatis were $11,290 and $17,179, respectively.

(5)	Effective as of August 15, 2018, the annual base salary of Chris Wolfe was increased to $325,000.

(6)	Effective as of January 1, 2019, the annual base salary of Ned Mavrommatis was increased to $300,000.

(7)	On February 17, 2017, Ned Mavrommatis elected to reduce his annual base salary for the remainder of 2017 from $283,250 to $258,466 and, in exchange for such salary reduction, received 4,957 restricted shares of the Company’s common stock. The incremental value of such 4,957 restricted shares over the $24,785 of reduced salary is reported under the heading “Stock Awards.”

(8)	David Mahlab was appointed Chief Executive Officer International effective October 3, 2019 and retired from such role effective as of January 31, 2020. Mr. Mahlab’s base salary and the amounts shown under the heading “All other compensation” were paid in Israeli shekels and, throughout these compensation tables, Israeli shekels have been converted to U.S. dollars using the exchange rate on December 31, 2019 ($1 U.S. dollar = 3.4539 Israeli shekels).

(9)	Does not include a bonus in the amount of $276,933 that Mr. Mahlab earned as an executive of Pointer under Pointer’s executive bonus plan which was adopted prior to the completion of the transactions.

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Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2019.

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)		(#)		($/Sh)	($)(2)
Chris Wolfe	1/7/2019	—	—	—	—	—	—	17,482	(3)	—		—	104,892
	1/30/2019	48,750	325,000	975,000	—	—	—	—		162,500	(4)	6.08	434,651
	3/13/2019	—	—	—	—	—	—	—		350,000	(5)	6.28	—
	10/3/2019	—	—	—	—	—	—	—		350,000	(6)	6.00	—
	11/5/2019	—	—	—	—	—	—	39,394	(3)	157,576	(4)	5.87	629,472
Ned Mavrommatis	1/7/2019	—	—	—	—	—	—	10,018	(3)	—		—	60,108
	1/30/2019	33,750	225,000	675,000	—	—	—	—		100,000	(4)	6.08	267,478
	3/13/2019	—	—	—	—	—	—	—		150,000	(5)	6.28	—
	10/3/2019	—	—	—	—	—	—	—		150,000	(6)	6.00	—
	11/5/2019	—	—	—	—	—	—	27,273	(3)	109,091	(4)	5.87	435,929
David Mahlab	11/5/2019	—	—	—	—	—	—	47,970	(7)	191,878	(7)	5.87	—

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2019 payable to our named executive officers based on the achievement of quarterly and annual revenue goals and quarterly and annual “adjusted EBITDA” (which for these purposes is defined as the earnings before interest, taxes, depreciation and amortization, excluding acquisition-related expenses, foreign currency translation and one-time extraordinary expenses that are approved by the Compensation Committee) goals for 2019 pursuant to our Executive Incentive Plan.

(2)	Represents the grant date fair value computed in accordance with ASC 718. For stock awards, the grant date fair value was calculated based on the closing price of our common stock, as reported on the Nasdaq Global Market on the date of grant. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(R) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 11 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report.

(3)	Represents restricted shares issued under our 2018 Plan. Twenty five percent (25%) of the restricted shares vest on each of the first, second, third and fourth annual anniversary date of the date of grant provided that the awardee is an employee of the Company on each such anniversary.

(4)	Represents options to purchase shares of our common stock issued under the 2018 Plan. Twenty five percent (25%) of the options vest on each of the first, second, third and fourth annual anniversary date of the date of grant provided that the awardee is an employee of the Company on each such anniversary.

(5)	Represents option to purchase shares of our common stock issued on March 13, 2019, in connection with our entry into the Transactions, to each of Messrs. Wolfe and Mavrommatis (the “Signing Bonus Options”). These options are issued under the 2018 Plan, vest upon the attainment of adjusted EBITDA targets for the fiscal years ending December 31, 2020 and December 31, 2021 and become exercisable 180 days after vesting. Vesting of the options will accelerate in the event of certain change of control transactions.

(6)	Represents options to purchase shares of our common stock issued on October 3, 2019, in connection with the completion of the Transactions, to each of Messrs. Wolfe and Mavrommatis (the “Closing Bonus Options”). These options are issued under the 2018 Plan, vest upon the attainment of adjusted EBITDA targets for the fiscal years ending December 31, 2020 and December 31, 2021 and become exercisable 180 days after vesting. Vesting of the options will accelerate in the event of certain change of control transactions.

(7)	Represents restricted shares and options to purchase shares of our common stock issued under the 2018 Plan to Mr. Mahlab. Pursuant to the terms of the Termination Agreement between the Company and Mr. Mahlab, these restricted shares and options became fully vested as of January 31, 2020.

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Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized in Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized in Vesting ($)(1)
Chris Wolfe	—	—	42,712	$280,433
Ned Mavrommatis	—	—	28,912	$188,121
David Mahlab	—	—	—	$—

(1)	Represents the aggregate dollar value of the shares on the vesting date.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Wolfe	75,000	25,000	5.21	8/4/2026	(3)	135,014	878,941	—	—
	75,000	25,000	4.70	12/7/2026	(3)	—	—	—	—
	—	162,500	6.08	1/30/2029	(3)	—	—	—	—
	—	350,000	6.28	3/13/2029	(4)	—	—	—	—
	—	350,000	6.00	10/3/2029	(4)	—	—	—	—
	—	157,576	5.87	11/5/2029	(3)	—	—	—	—
Ned Mavrommatis	17,061	—	4.55	3/30/2021	(5)	89,861	584,995	—	—
	40,541	—	5.93	3/29/2022	(5)	—	—	—	—
	40,842	—	5.71	4/4/2023	(3)	—	—	—	—
	22,500	7,500	4.37	3/24/2026	(3)	—	—	—	—
	25,000	25,000	6.00	2/17/2027	(3)	—	—	—	—
	—	100,000	6.08	1/30/2029	(3)	—	—	—	—
	—	150,000	6.28	3/13/2029	(4)	—
	—	150,000	6.00	10/3/2019	(4)	—	—	—	—
	—	109,091	5.87	11/5/2029	(3)	—	—	—	—
David Mahlab	—	191,878	5.87	11/5/2029	(3)	114,654	746,398	—	—

(1)	With respect to Messrs. Wolfe and Mavrommatis, represents shares of our restricted common stock issued under our 2007 Equity Compensation Plan (the “2007 Plan”), 2015 Equity Compensation Plan (the “2015 Plan”) and 2018 Plan. With respect to Mr. Mahlab, represents 47,970 shares of our restricted common stock issued under our 2018 Plan and 66,684 restricted stock units issued under our 2018 Plan in exchange for Pointer restricted stock units upon the completion of the Transactions.

(2)	Calculated based on $6.51 per share, the closing price per share of our common stock, as reported on the Nasdaq Global Market, on December 31, 2019.

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(3)	These option awards vest over a four-year period, such that twenty-five percent (25%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

(4)	These option awards vest upon the attainment of adjusted EBITDA targets for the fiscal years ending December 31, 2020 and December 31, 2021 and become exercisable 180 days after vesting.

(5)	One hundred percent (100%) of these option awards vested on the third anniversary of the grant date, provided that the holder is employed by the Company on such date.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with Messrs. Wolfe and Mavrommatis. These severance agreements provide for severance payments or other compensation upon the termination of such executive’s employment or a change in control with respect to the Company. In addition, on December 11, 2019, the Company entered into the Termination Agreement with Mr. Mahlab which provides for certain payments and other benefits Mr. Mahlab shall receive in connection with his retirement effective as of January 31, 2020.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 2007 Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

Our 2015 Plan provides that the Compensation Committee may, at the time of the grant of an award, provide for the effect of a “change in control” on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; (g) cancel any stock unit or performance units held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

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For purposes of the 2015 Plan, a “change in control” means the occurrence of any of the following events: (i) any person or group (as such terms are used in Section 13(d) and 14(d) of the Exchange Act, but excluding the Company, its affiliates and any person holding securities under employee benefit plan or trust of the Company) is or becomes the beneficial owner of securities of the Company representing 50% or more of either the combined voting power of the Company’s then outstanding securities or the then outstanding shares of our common stock; (ii) any consolidation or merger of the Company where stockholders of the Company, immediately prior to such consolidation or merger, would not, immediately after such consolidation or merger, beneficially own shares representing in the aggregate 50% of more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger; or (iii) any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to such sale; (iv) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (v) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any member of the Board whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Our 2018 Plan provides that, unless the Compensation Committee provides otherwise in advance of the grant, in the event of a “change in control,” if the employee or service provider is terminated other than for “cause” (as defined in the 2018 Plan) within one year of such change in control or leaves for “good reason” (as defined in the 2018 Plan), options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Compensation Committee, the payout of performance stock units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Compensation Committee, which may not be modified after the change in control, and the Company will not have the right to reduce the awards for any other reason.

For purposes of the 2018 Plan, a “change in control” means the occurrence of any of the following events: (i) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

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Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2019 termination or change in control date and uses the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2019, $6.51. With respect to Mr. Mahlab, the following table reflects the payments and other benefits due to Mr. Mahlab under the terms of the Termination Agreement. The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officer. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

Name	Benefit	Non Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Termination (Without Cause or for Good Reason) ($)		Change-in-Control Only ($)
Chris Wolfe	Severance Pay	$325,000		$650,000		—
	Exercise of Vested Stock Options Upon Termination	$28,947	(1)	$507,589	(2)	$507,589	(2)
	Realization of Restricted Stock Awards Upon Termination	$154,540	(3)	$878,941	(4)	$878,941	(4)
	Benefit Continuation	$23,070		$23,070		—
Ned Mavrommatis	Severance Pay	$300,000		$300,000		—
	Exercise of Vested Stock Options Upon Termination	$28,659	(1)	$252,618	(2)	$252,618	(2)
	Realization of Restricted Stock Awards Upon Termination	$132,772	(3)	$584,995	(4)	$584,995	(4)
	Benefit Continuation	$35,375		$35,375		—
David Mahlab	Severance Pay	$332,146	(5)	$332,146	(5)	—
	Exercise of Vested Stock Options Upon Termination	$122,802	(1)	$122,802	(1)	—
	Realization of Restricted Stock Awards Upon Termination	$312,285	(3)	$312,285	(3)	—
	Realization of Restricted Stock Unit Awards Upon Termination	$434,113	(6)	$434,113	(6)	—
	Benefit Continuation	$86,817	(7)	$86,817	(7)	—

(1)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of three months following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability), except that, pursuant to the terms of the Termination Agreement with Mr. Mahlab, all of Mr. Mahlab’s outstanding options will remain exercisable for a period of 30 months following January 31, 2020, the effective date of his termination. Moreover, the terms of the severance agreements entered into between the Company and each of Messrs. Wolfe and Mavrommatis generally provide for accelerated vesting of a portion of the unvested options held by the individual upon the occurrence of a “trigger event” (as defined in such severance agreements) or a “change in control trigger event” (as defined in Mr. Wolfe’s severance agreement). With respect to Mr. Mahlab, the Termination Agreement provides that all unvested stock options previously granted to Mr. Mahlab will become fully vested as of the effective date of his termination. Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2019 that were in-the-money as of such date.

(2)	The 2007 Plan provides that all outstanding options will become exercisable upon a change in control (as defined in the 2007 Plan). The 2015 Plan provides that upon or in anticipation of any change in control (as defined in the 2015 Plan), the Compensation Committee has the discretion to accelerate the vesting of any outstanding options. The 2018 Plan provides that in the event of a change in control (as defined in the 2018 Plan), option will vest if the employee or service provider is terminated other than for cause within one year of a change in control or leaves for good reason. With respect to the Signing Bonus Options and the Closing Bonus Options, the vesting of such options will accelerate in the event of a change of control of the Company involving a valuation implying a price per share of our common stock of at least $9. Thus, the amounts reported in the table assume the exercise of any outstanding stock options held by Messrs. Wolfe and Mavrommatis at December 31, 2019 that were in-the-money as of such date, and that (i) with respect to option awards issued under the 2015 Plan, the Compensation Committee decided to accelerate the vesting of such outstanding options upon a change in control, (ii) with respect to option awards issued under the 2018 Plan, Messrs. Wolfe and Mavrommatis were terminated other than for cause within one year of a change in control or left for good reason, (iii) with respect to the Signing Bonus Options and the Closing Bonus Options, the change of control involved a valuation implying a price per share of our common stock of at least $9.

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(3)	The terms of the severance agreements entered into between the Company and each of Messrs. Wolfe and Mavrommatis generally provide for accelerated vesting of a portion of the unvested restricted shares held by the individual upon the occurrence of a “trigger event” (as defined in such severance agreements) or a “change in control trigger event” (as defined in Mr. Wolfe’s severance agreement). The Termination Agreement with Mr. Mahlab provides that all unvested restricted stock previously granted to Mr. Mahlab will become fully vested as of the effective date of his termination.

(4)	The 2007 Plan provides that all outstanding restricted stock awards will become fully vested upon a change in control (as defined in the 2007 Plan). The 2015 Plan provides that upon or in anticipation of any change in control (as defined in the 2015 Plan), the Compensation Committee has the discretion to accelerate the vesting of any outstanding restricted stock awards. The 2018 Plan provides that in the event of a change in control (as defined in the 2018 Plan), restricted stock will vest if the employee or service provider is terminated other than for cause within one year of a change in control or leaves for good reason. The amounts reported in the table assume that, with respect to restricted stock awards issued under the 2015 Plan, the Compensation Committee decided to accelerate the vesting of such outstanding restricted stock upon a change in control and that, with respect to restricted stock awards issued under the 2018 Plan, Messrs. Wolfe and Mavrommatis were terminated other than for cause within one year of a change in control or left for good reason.

(5)	Under the terms of the Termination Agreement with Mr. Mahlab, Mr. Mahlab is entitled monthly payments at the rate of his annual base salary for a twelve-month period beginning on January 31, 2020.

(6)	The Termination Agreement with Mr. Mahlab provides that all unvested restricted stock units previously granted to Mr. Mahlab will become fully vested as of the effective date of his termination.

(7)	Under the terms of the Termination Agreement with Mr. Mahlab, Mr. Mahlab is entitled to receive full contribution to pension fund, study fund, and all other regular payments and benefits (including the company car) that he was entitled to receive during his employment for a twelve-month period beginning on January 31, 2020. The amounts reported in the table assume a monthly payment of $7,235 for such benefits, which represents the average monthly payment the Company made for such benefits in 2019.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of May 14, 2020 by:

●	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;
●	each of our Named Executive Officers;
●	each of our current directors and director nominees; and
●	all of our current directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of May 14, 2020, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of May 14, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 29,899,110 shares of our common stock outstanding as of May 14, 2020. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o PowerFleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding (1)
5% Stockholders:
ABRY Senior Equity Holdings V, LLC c/o ABRY Partners II, LLC 888 Boylston Street, Suite 1600 Boston, MA 02199	7,071,911	(2)	19.13%
The Phoenix Holding Ltd. Derech Hashalom 53 Givataim, 53454, Israel	2,790,277	(3)	9.33%
Cannell Capital LLC 245 Meriwether Circle Alta, WY 83414	2,762,836	(4)	9.24%
Emancipation Management LLC 299 Park Avenue, 21st Floor New York, New York 10171	1,543,936	(5)	5.16%
Executive Officers:
Chris Wolfe	437,555	(6)	1.45%
Ned Mavrommatis	405,855	(7)	1.35%
Directors
Anders Bjork	—		*
Michael Brodsky	306,059	(8)	1.02%
Michael Casey	124,783	(9)	*
Charles Frumberg	1,555,186	(10)	5.20%
John Hunt	—		*
David Mahlab	682,943	(11)	2.27%
Medhini Srinivasan	—		*
All directors, director nominees and executive officers as a group (nine individuals)	3,512,381	(12)	11.48%

* Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 29,899,110 shares of common stock of the Company outstanding as of May 14, 2020.

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(2)	Based on information contained in Amendment No. 2 to Schedule 13D filed with the SEC on May 20, 2020 and a Form 4 filed on May 15, 2020, ASEH may be deemed to beneficially own an aggregate of 7,071,911 shares of the Company’s common stock issuable upon conversion of shares of Series A Preferred Stock held directly by ASE and ASECF and ASE may be deemed to beneficially own an aggregate of 5,934,748 shares of the Company’s common stock issuable upon conversion of shares of Series A Preferred Stock held directly by it. ASEH may be deemed to have voting and investment power with respect to the securities held by ASE and ASECF and as a result may be deemed to have beneficial ownership over such securities. Each of Messrs. Hunt and Bjork has no control or voting power over the securities held by ASE and ASECF. Each of ASEH and Messrs. Hunt and Bjork disclaim beneficial ownership of the common stock held by ASE and ASECF except to the extent of their pecuniary interest therein, if any.

(3)	Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 18, 2020, The Phoenix Holding Ltd. beneficially owns an aggregate of 2,790,277 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(4)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2020, Cannell Capital LLC, a Wyoming limited liability company (“Cannell Capital”), and J. Carlo Cannell, a U.S. citizen who serves as the sole managing member of Cannell Capital, beneficially own an aggregate of 2,762,836 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(5)	Based on information contained in a Schedule 13D filed with the SEC on October 15, 2019 and a Form 4 filed by Charles Frumberg on March 19, 2020, Emancipation Management LLC, a New York limited liability company (“Emancipation Management”), Emancipation Capital Master, Ltd., a Caymans Islands exempted company (“Emancipation Master”), Emancipation Capital SPV IV LLC, a Delaware limited liability company (“Emancipation SPV IV”), Emancipation Capital LLC, a Delaware limited liability company (“Emancipation Capital”), and Charles Frumberg, a U.S. citizen who serves as the managing member of Emancipation Management and Emancipation Capital, beneficially own an aggregate of 1,502,559 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(6)	This number includes (i) 190,625 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020; (ii) 12,500 restricted shares of common stock, which vest on August 4, 2020, provided that Mr. Wolfe is employed by the Company on such date; (iii) 12,500 restricted shares of common stock, which vest on December 7, 2020, provided that Mr. Wolfe is employed by the Company on such date; (iv) 35,425 restricted shares of common stock, 50% of which shares vest on each of February 24, 2021 and February 24, 2022, provided that Mr. Wolfe is employed by the Company on each such date; (v) 13,112 restricted shares of common stock, 33 1/3% of which shares vest on each of January 7, 2021, January 7, 2022 and January 7, 2023, provided that Mr. Wolfe is employed by the Company on each such date; (vi) 39,394 restricted shares of common stock, 25% of which shares vest on each of November 5, 2020, November 5, 2021, November 5, 2022 and November 5, 2023, provided that Mr. Wolfe is employed by the Company on each such date; and (vii) 61,648 shares of common stock held by a trust of which Mr. Wolfe is co-trustee and he and his immediate family members are beneficiaries, over which Mr. Wolfe shares voting and dispositive power.

(7)	This number includes (i) 190,944 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020; (ii) 4,167 restricted shares of common stock, which vest on February 17, 2021, provided that Mr. Mavrommatis is employed by the Company on such date; (iii) 26,990 restricted shares of common stock, 50% of which shares vest on each of February 24, 2021 and February 24, 2022, provided that Mr. Mavrommatis is employed by the Company on each such date; (iv) 7,513 restricted shares of common stock, 33 1/3% of which shares vest on each of January 7, 2021, January 7, 2022 and January 7, 2023, provided that Mr. Mavrommatis is employed by the Company on each such date; and (v) 27,273 restricted shares of common stock, 25% of which shares vest on each of November 5, 2020, November 5, 2021, November 5, 2022 and November 5, 2023, provided that Mr. Mavrommatis is employed by the Company on each such date.

(8)	This number includes (i) 29,060 restricted shares of our common stock, which vest on June 27, 2020, provided that Mr. Brodsky is a director of the Company on such date; (ii) 76,000 shares of our common stock held by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner; and (iii) 82,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020.

(9)	This number includes (i) 25,685 restricted shares of our common stock, which vest on June 27, 2020, provided that Mr. Casey is a director of the Company on such date; and (ii) 33,750 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020.

(10)	This number includes (i) 22,310 restricted shares of our common stock, which vest on June 27, 2020, provided that Mr. Frumberg is a director of the Company on such date; (ii) 11,250 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020, and (iii) 1,502,559 shares of our common stock held by Emancipation Master and Emancipation SPV IV. Emancipation Management serves as the investment manager of Emancipation Master and Emancipation SPV IV. Emancipation Capital is the managing member of Emancipation SPV IV. Mr. Frumberg is the managing member of Emancipation Management and Emancipation Capital and shares voting and dispositive power over the shares held by Emancipation Master and Emancipation SPV IV.

(11)	This number includes 191,878 shares of our common stock issuable upon exercise of options which are currently exercisable.

(12)	This number includes an aggregate of 700,947 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 14, 2020.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On November 12, 2019, the Audit Committee approved the engagement of EY as our independent registered public accounting firm for the fiscal year ended December 31, 2019 and dismissed EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm. EisnerAmper’s audit reports on the consolidated financial statements of I.D. Systems for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through November 12, 2019, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between I.D. Systems or the Company and EisnerAmper LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EisnerAmper LLP’s satisfaction, would have caused EisnerAmper LLP to make reference to the subject matter of the disagreements in connection with its reports on I.D. Systems’ consolidated financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through November 12, 2019, none of the Company or I.D. Systems, or anyone acting on behalf of the Company or I.D. Systems, has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, and neither a written report nor oral advice was provided to it that EY concluded was an important factor considered by it in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We previously provided EisnerAmper with a copy of the disclosures above and requested that EisnerAmper furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of EisnerAmper’s letter, dated November 15, 2019, was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on November 15, 2019.

39

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EY for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2019, statutory and subsidiary audits, consents and assistance with review of documents filed with the SEC were $942,000. The aggregate fees billed by EisnerAmper for professional services rendered for (i) the audit of our annual financial statements for the fiscal year ended December 31, 2018, (ii) for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2018, and (iii) for the review of a registration statement on Form S-8 and the related consent were $201,000.

Audit-Related Fees

There were no fees billed by EY for assurance and related services reasonably related to the performance of the audit or review of our financial statements during the fiscal year ended December 31, 2019. There were no fees billed by EisnerAmper for assurance and related services reasonably related to the performance of the audit or review of our financial statements during the fiscal year ended December 31, 2018.

Tax Fees

The aggregate fees billed by EY for professional services rendered for tax compliance, tax advice or tax planning during fiscal year ended December 31, 2019 were $2,500. There were no fees billed by EisnerAmper for professional services rendered for tax compliance, tax advice or tax planning during fiscal year ended December 31, 2018.

All Other Fees

The aggregate fees billed by EY for products or professional services rendered during the fiscal year ended December 31, 2019, other than services described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above, were $0. The aggregate fees billed by EisnerAmper for products or professional services rendered during the fiscal year ended December 31, 2018, other than services described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above, were $0.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Audit-Related Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

40

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

●	to provide a total rewards package to our executives that are competitive with our peer companies;

●	to attract and retain key talent;

●	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of PowerFleet, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

41

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before February 4, 2021. Submitting a stockholder proposal does not guarantee that we will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

If you want to present your proposal at the 2021 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than the close of business on March 11, 2021 and no later than the close of business on April 10, 2021, and it must satisfy the requirements set forth in Article I, Section 1.10 of our Amended and Restated Bylaws. If, however, the date of the 2021 annual meeting is more than 30 days before or more than 70 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2021, if we are not provided notice of a stockholder proposal prior to April 20, 2021, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis
Ned Mavrommatis
Corporate Secretary

Dated: May 28, 2020

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

2020 ANNUAL MEETING OF STOCKHOLDERS OF

POWERFLEET, INC.

July 9, 2020

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at the following website:
https://ir.powerfleet.com/proxy-materials

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20503030000000000000 7 070920

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Michael Brodsky
- ○ Michael Casey
- ○ Charles Frumberg
- ○ David Mahlab
- ○ Chris Wolfe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

POWERFLEET, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 9, 2020, AT 10:00 A.M. (EASTERN TIME), AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1 and "FOR" Proposal Nos. 2 and 3, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Chris Wolfe and Ned Mavrommatis, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of PowerFleet, Inc. which the undersigned may be entitled to vote at the 2020 Annual Meeting of Stockholders of the Company to be held virtually at https://web.lumiagm.com/209728603 (password: power2020), on Thursday, July 9, 2020, at 10:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

1.1 14475

2020 ANNUAL MEETING OF STOCKHOLDERS OF

POWERFLEET, INC.

July 9, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/209728603 (password: power2020) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at the following website:
https://ir.powerfleet.com/proxy-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20503030000000000000 7 070920

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Michael Brodsky
○ Michael Casey
○ Charles Frumberg
○ David Mahlab
○ Chris Wolfe

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

	FOR	AGAINST	ABSTAIN
3. Approval, on an advisory basis, of the Company's executive compensation.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.